EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this current report on Form 8-K of Spieker Properties, Inc. dated June 27, 1997, of our reports dated December 20, 1996, on the statements of revenues and certain expenses of the Three Property Transactions for the year ended December 31, 1995.


San Francisco, California                                 ARTHUR ANDERSEN LLP
June 25, 1997


                                       30